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                                                                    Exhibit 12.1

                          TEXTRON FINANCIAL CORPORATION
                     STATEMENT SETTING FORTH COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                            March 31,
                                                                              2000
                                                                            --------
Income before income taxes and distributions on preferred securities        $ 41,439
                                                                            --------

Fixed Charges:

Interest on debt                                                              75,272

Estimated interest portion of rents                                              456
                                                                            --------
Total fixed charges                                                           75,728

                                                                            --------
Adjusted Income                                                              117,167

Ratio of earnings to fixed charges                                             1.55x
                                                                            ========

The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.